                                                                    Exhibit q(2)

                              HOMESTEAD FUNDS, INC.
                              4301 Wilson Boulevard
                               Arlington, VA 22203

                                POWER OF ATTORNEY

         I, Douglas Johnson, the undersigned Director of Homestead Funds, Inc. (the "Corporation"), a Maryland corporation, hereby constitute and appoint Denise Trujillo, Esq. of Arlington, Virginia, my true and lawful agent and attorney-in-fact with full power and authority to sign for me, in my name and in my capacity as Director of the Corporation, the Corporation's registration statements under the Securities Act of 1933 and Investment Company Act of 1940 and any and all amendments and supplements thereto, with all exhibits, instruments, and applications necessary or appropriate in connection therewith, and to file these documents with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable. I hereby ratify and confirm my signature as it may be signed by said agent and attorney-in-fact as herein authorized.

Dated: 3/25/04

/s/Douglas Johnson
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Douglas Johnson
Director